UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report
          (Date of earliest event reported):        January 5, 1994


                                SPS TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in its charter)


          Pennsylvania               1-4416               23-1116110
          (State or other         (Commission          (I.R.S. Employer
          jurisdiction of)        File Number)         Identification No.)


          900 Newtown-Yardley Road, Newtown, Pennsylvania         18940
             (Address of principal executive offices)          (Zip Code)


          Registrant's telephone number, including area code:(215) 860-3000



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                       SPS TECHNOLOGIES, INC. AND SUBSIDIARIES







          Item 5.  Other Events

                    The Company announced that it is reducing non-direct employment by approximately 10 percent. The Company also expects to record a fourth quarter restructuring charge of $20 to $25 million to reflect the costs associated with this action; modifications to the previously announced restructuring plan; increased costs to complete plant consolidations; and the write off of previously deferred costs of approximately $10 million. The plan modifications include the Company's decision to retain its European industrial fastener businesses and its hard ferrite magnetic materials business, which previously had been held for sale.

                    Exhibit 20 is hereby incorporated by reference.



          Item 7.  Financial Statements, Pro Forma Information and Exhibits

          (c) Exhibits

                    20 Company News Release concerning the reduction of
                       non-direct employment and a fourth quarter restructuring charge.


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                       SPS TECHNOLOGIES, INC. AND SUBSIDIARIES





                                      SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SPS TECHNOLOGIES, INC.
                                             (Registrant)




                                        /s/Arthur B. Belden
                                        Arthur B. Belden
                                        Vice President, Finance



          Date:  January 5, 1994



          Mr. Belden is signing on behalf of the registrant and as the chief financial officer of the registrant.


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                       SPS TECHNOLOGIES, INC. AND SUBSIDIARIES





                                    EXHIBIT INDEX


                                                                      PAGE

          Exhibit 20 - Company News Release concerning the reduction of non-direct employment and a fourth quarter
                       restructuring charge                             5















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